Exhibit 10.13

LONG TERM INCENTIVE AGREEMENT
UNDER THE CITRIX SYSTEMS, INC.
2005 EQUITY INCENTIVE PLAN

Name of Awardee:
Award Date:            (the “Grant Date”)
Number of Restricted Stock Units at 100% Attainment: (the “Target Award”)

Pursuant to the Citrix Systems, Inc. 2005 Equity Incentive Plan (the “Plan”), Citrix Systems, Inc. (the “Company”) hereby grants an Award (as defined in the Plan) of Restricted Stock Units (as defined in the Plan) to the awardee named above (the “Awardee”). Upon execution of this Restricted Stock Unit Agreement (this “Agreement”), the Awardee shall receive an Award of Restricted Stock Units, subject to the restrictions and conditions set forth herein and in the Plan.
1.Vesting.
(a)Except as otherwise provided herein, the vesting of the Restricted Stock Units shall be based on the Company’s performance during the Performance Period (as defined below), and shall be further subject to the Awardee’s continued employment with the Company or its Affiliates through the conclusion of the Performance Period. No portion of this Award may be earned until such portion has vested and such award shall be payable in accordance with Section 3 of this Agreement. As used herein, “Performance Period” shall mean the three-year period beginning January 1, 2009 and ending December 31, 2011.
(b)The Compensation Committee, as promptly as practicable (but in no event later than 60 days) following the conclusion of the Performance Period, shall determine the actual number of Restricted Stock Units that will vest upon the final day of the Performance Period (the “Vesting Date”) in accordance with Section 2. The Awardee shall forfeit any portion of this Award that does not vest upon the conclusion of the Performance Period.
2.Performance Targets.
(a)No Restricted Stock Units will vest on the Vesting Date unless Stock Appreciation (as defined below) for the Performance Period is at least 10 percent. If Stock Appreciation equals or exceeds 10 percent, then the number of Restricted Stock Units that will vest on the Vesting Date shall be determined by the Compensation Committee based on the percentage, if any, that Stock Appreciation (as defined below) exceeds the Weighted Index Appreciation (as defined below) for the Performance Period as described below:
(i)If Stock Appreciation does not exceed or exceeds the Weighted Index Appreciation by less than 33 percent, then no Restricted Stock Units shall vest. For example, if the Weighted Index Appreciation for the Performance Period was 15 percent, then no Restricted Stock Units would vest hereunder unless the Stock Appreciation for the Performance Period was equal to or exceeded 19.95 percent.
(ii)If Stock Appreciation exceeds the Weighted Index Appreciation by 33 percent or more, then the Awardee shall vest with respect to a percentage of the Target Award equal to the percentage that Stock Appreciation for the Performance Period exceeds the Weighted Index Appreciation, not to exceed 200 percent of the Target Award. For example, if the Weighted Index Appreciation for the Performance Period was 15 percent, then the Awardee would vest with respect to (x) 33 percent of the Target Award upon Stock Appreciation of 19.95 percent, (y) 100 percent of the Target Award upon Stock Appreciation of 30 percent, and (z) 200 percent of the Target Award upon Stock Appreciation of 45 percent or more.
(iii)For purposes of clarity, (x) no portion of this Award shall vest unless Stock Appreciation exceeds the Weighted Index Appreciation by at least 33 percent, (y) Restricted Stock Units with respect to not more than 200 percent of the Target Award may vest hereunder, and (z) no portion of this Award shall vest if the Stock Appreciation is less than 10 percent.
(b)Upon a Change in Control (as defined below) that occurs prior to the end of the Performance Period, the Awardee shall vest with respect to a portion of the Restricted Stock Units based on the Stock Appreciation compared to the Weighted Index Appreciation (determined pursuant to Section 2(a) by the Compensation Committee), as if the Performance Period ended on the business day that is two business days immediately preceding the effective date of such Change in Control; provide, however, that for purposes of this Section 2(b) only, the number of Restricted Stock Units determined pursuant to Section 2(a) by the Compensation Committee shall be multiplied by a fraction the numerator of which shall be the number of full and partial months from the Grant Date to the effective date of the Change in Control and the denominator of which shall be 36. Awardee acknowledges and agrees that the terms of Section 4(e) of the Awardee’s Change in Control Agreement with the Company, which provides for the accelerated vesting of performance-vesting awards at target in connection with a [Change in Control [CEO only]] [Terminating Event (as such term is defined in such agreement)], shall not apply to this Award of Restricted Stock Units and that, except as set forth herein, Awardee has no right under this Agreement to settle all or any portion of the Award in cash.
(c)As used herein, the following terms shall have the following respective meanings:
A “Change in Control” shall be deemed to have occurred upon the occurrence of any one of the following events:

(i)    any “Person,” as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended and in effect from time to time (the “Exchange Act”) (other than the Company, any of its subsidiaries, or any trustee, fiduciary or other person or entity holding securities under any employee benefit plan or trust of the Company or any of its subsidiaries), together with all “affiliates” and “associates” (as such terms are defined in Rule 12b-2 under the Exchange Act) of such Person, shall become the “beneficial owner” (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50 percent of the combined voting power of the Company’s then outstanding securities having the right to vote in an election of the Company’s Board of Directors; or
(ii) consummation of a consolidation, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company in a single transaction or series of related transactions (a “Corporate Transaction”); excluding, however, a Corporate Transaction in which the stockholders of the Company immediately prior to the Corporate Transaction, would, immediately after the Corporate Transaction, beneficially own (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, shares representing in the aggregate more than 50 percent of the voting shares of the corporation issuing cash or securities in the Corporate Transaction (or of its ultimate parent corporation, if any).
“Stock Appreciation” means a percentage equal to the appreciation of the Stock over the Performance Period determined by using the closing stock price of the Stock on December 31, 2008 as a beginning point and the average closing stock price of the Stock for the last 30 business days of the Performance Period as an end point. The starting point for the Stock for the Performance Period is $23.57.
“Weighted Index Appreciation” means a percentage equal to the sum of (x) the product of (i) the appreciation of the S&P 500 (GSPC) over the Performance Period determined by using the closing value of such index on December 31, 2008 as a beginning point and the average value of such index for the last 30 business days of the Performance Period as an end point and (ii) 2/3, plus (y) the product of (i) the appreciation of the S&P GSTI (IGM) over the Performance Period determined by using the closing value of such index on December 31, 2008 as a beginning point and the average value of such index for the last 30 business days of the Performance Period as an end point and (ii) 1/3. The starting point for the S&P 500 (GSPC) index for the Performance Period is $903.25, and the starting point for the S&P GSTI (IGM) index for the Performance Period is $33.52.
3.Issuance of Stock.
(a)Subject to determination of attainment levels by the Compensation Committee, each vested Restricted Stock Unit entitles Awardee to receive one share of Stock, payable following the earliest of (i) six months and one day following the Awardee’s Separation from Service (as defined below) for any reason other than Cause (as such term is defined in the Awardee’s Change in Control Agreement with the Company), provided such separation from service occurs after the Vesting Date; (ii) the Awardee’s death; and (iii) the effective date of a Change in Control of the Company, whether prior to or after the Vesting Date (the “Payment Date”). Except as set forth in Section 4, as soon as practicable (but in no event later than 30 days) following the Payment Date, the Company shall issue shares of Stock to Awardee (or Awardee’s designated beneficiary or estate executor in the event of Awardee’s death) with respect to any Restricted Stock Units which, as of the Payment Date, have vested.
As used herein, “Separation from Service” shall mean the Awardee’s “separation from service” within the meaning of Section 409A of the Code, and determined in accordance with the presumptions set forth in Treasury Regulation Section 1.409A-1(h).
(b)After the Payment Date, the Awardee’s name shall be entered as the stockholder of record on the books and records of the Company with respect to the Shares of Stock underlying the Restricted Stock Units issued in accordance with Section 3(a) and upon compliance to the satisfaction of the Compensation Committee with all requirements under applicable laws or regulations in connection with such issuance and with the requirements hereof and of the Plan. The determination of the Compensation Committee as to such compliance shall be final and binding on Awardee.
(c)Until such time as shares of Stock have been issued to Awardee pursuant to Section 3(b) above, and except as set forth in Section 3(d) below regarding dividends and dividend equivalents, Awardee shall not have any rights as a holder of the shares of Stock underlying this Award including but not limited to voting rights.
(d)If on any date after the Vesting Date but prior to the Payment Date the Company shall pay any dividend on shares of Stock of the Company, the number of Restricted Stock Units credited to Awardee shall, as of such date, be increased by an amount determined by the following formula:

W =	(X multiplied by Y) divided by Z, where:

W =	the number of additional Restricted Stock Units to be credited to Awardee on such dividend payment date;

X =	the aggregate number of Restricted Stock Units (whether vested or unvested) credited to Awardee as of the record date of the dividend;

Y =	the cash dividend per share amount; and

Z =	the Fair Market Value per share of Stock (as determined under the Plan) on the dividend payment date.
In the case of a dividend paid on Stock in the form of Stock, including without limitation a distribution of Stock by reason of a stock dividend, stock split or otherwise, the number of Restricted Stock Units credited to Awardee shall be increased by a number equal to the product of (i) the aggregate number of Restricted Stock Units that have been awarded to Awardee through the related dividend record date, and (ii) the number of shares of Stock (including any fraction thereof) payable as dividend on one share of Stock. In the case of a dividend payable in property other than shares of Stock or cash, the per share of Stock value of such dividend shall be determined in good faith by the Board of Directors of the Company and shall be converted to additional Restricted Stock Units based on the formula above. Any additional Restricted Stock Units shall be subject to the vesting and restrictions of this Agreement in the same manner and for so long as the Restricted Stock Units granted pursuant to this Agreement to which they relate remain subject to such vesting and restrictions, and shall be promptly forfeited to the Company if and when such Restricted Stock Units are so forfeited.
4.Termination of Employment. If Awardee’s employment by the Company or any of its Affiliates (as defined in the Plan) is voluntarily or involuntarily terminated for any reason (including death or disability), Awardee’s right in any Restricted Stock Units that are not vested shall automatically terminate upon the effective date of such termination of employment with the Company and its Affiliates and such Restricted Stock Units shall be canceled as provided within the terms of the Plan and shall be of no further force and effect. Upon termination of the Awardee’s employment for Cause (as such term is defined in the Awardee’s Change in Control Agreement with the Company), the Awardee shall forfeit any vested Restricted Stock Units granted hereunder.
5.Incorporation of Plan. Notwithstanding anything herein to the contrary, this Award shall be subject to and governed by all the terms and conditions of the Plan. Capitalized terms in this Agreement shall have the meaning specified in the Plan, unless a different meaning is specified herein.
6.Transferability. This Agreement is personal to Awardee, is non-assignable and is not transferable in any manner, by operation of law or otherwise, other than by will or the laws of descent and distribution. This Award is available, during Awardee's lifetime, only to Awardee, and thereafter, only to Awardee's designated beneficiary.
7.Tax Withholding of Shares of Stock. The Awardee shall, not later than any date as of which the receipt of this Award becomes a taxable event for Federal income or employment tax purposes, pay to the Company or make arrangements satisfactory to the Company for payment of any Federal, state, and local taxes required by law to be withheld on account of such taxable event (including, without limitation, any Federal, state or local income tax related to the withholding of shares for purposes of paying employment taxes). The Awardee hereby elects to have such minimum tax withholding obligation satisfied in full by authorizing the Company to withhold from shares of Stock to be issued hereunder that number of shares of Stock with an aggregate Market Value that would satisfy the tax withholding amount due.
8.Tax Consequences. The Company makes no representation or warranty as to the tax treatment to the Awardee of Awardee’s receipt of the Award, the vesting of Restricted Stock Units, the issuance of Shares hereunder or Awardee’s sale or other disposition of the Stock. The Awardee should rely on his or her own tax advisors for such advice.
9.Section 409A. The parties intend that this Agreement will be administered in accordance with Section 409A of the Code. To the extent that any provision of this Agreement is ambiguous as to its compliance with Section 409A of the Code, the provision shall be read in such a manner so that all payments hereunder comply with Section 409A of the Code. This Agreement may be amended as may be necessary to fully comply with Section 409A of the Code and all related rules and regulations in order to preserve the payments and benefits provided hereunder without additional cost to either party. The Company makes no representation or warranty and shall have no liability to the Awardee or any other person if any provisions of this Agreement are determined to constitute deferred compensation subject to Section 409A of the Code but do not satisfy an exemption from, or the conditions of, such Section.
10.Miscellaneous.
(a)Notice hereunder shall be given to the Company at its principal place of business, and shall be given to the Awardee at the address set forth below, or in either case at such other address as one party may subsequently furnish to the other party in writing.
(b)The Compensation Committee may amend the terms of this Agreement, prospectively or retroactively; provided that the Agreement as amended is consistent with the terms of the Plan, but no such amendment shall impair the Awardee’s rights under this Agreement without the Awardee’s consent.
(c)Neither the Company nor any Affiliate is obligated by or as a result of the Plan or this Agreement to continue the Awardee in employment and neither the Plan nor this Agreement shall interfere in any way with the right of the Company or any Affiliate to terminate the employment of the Awardee at any time.
(d)This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware, without regard to the conflict of laws principles thereof.
(e)This Agreement shall be binding upon and inure to the benefit of any successor or assign of the Company and any executor, administrator, trustee, guardian or other legal representative of the Awardee.
(f)This Agreement may be executed in one or more counterparts, all of which together shall constitute but one instrument. This Agreement and the Plan together constitute the entire agreement between the parties relative to the subject matter hereof, and supersede all proposals written or oral relating to the subject matter hereof.
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In witness whereof, the parties have executed this Agreement as a sealed instrument as of the date first written above.
CITRIX SYSTEMS, INC.

____________________________________
By:
Title:

The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned.

Date:_________________________	Awardee’s Name: _________________________ [Printed Name] Awardee’s Address: